Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT OF MANUFACTURING AND SERVICES AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) is made as of the 01 day of June, 2019 (the “Effective Date”) by and between Paratek Pharmaceuticals, Inc., a corporation existing under the laws of Delaware, with an address at 75 Park Plaza, 4th Floor, Boston, MA 02116 (“Client”) and Patheon UK Limited, a corporation existing under the laws of England, with an address at Kingfisher Drive, Covingham, Swindon, SN3 5BZ, United Kingdom (“Patheon”), (collectively referred to herein with the Client as the “Parties” and each, a “Party”). Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Agreement.

WHEREAS, Client and Patheon are parties to that certain Master Manufacturing Services Agreement, dated July 28, 2017 (the “Agreement”);

WHEREAS, Patheon manufactures the Product for commercial use in [***] in accordance with the terms of the Agreement;

WHEREAS, the Parties now desire to amend the Agreement as set forth in this Amendment;

NOW THEREFORE, the Parties agree as follows:

1.	First Amendment to the Agreement. The Agreement is amended and modified as follows:

a.	The definition of “VAT” set forth in Section 1.3 is hereby amended and restated to read in its entirety as follows:

i.	“VAT” has the meaning specified in Section 13.17(a).

b.	The definition of “GST” set forth in Section 1.3 is hereby deleted in its entirety.

c.	Section 2.1(f) is hereby amended and restated to read in its entirety as follows:

i.

Active Materials and Client-Supplied Components. At least [***] before the scheduled production date (such date to be communicated to Client by Patheon), Client will deliver the Active Materials and any Client-Supplied Components to [***], at no cost to Patheon, with any VAT paid by Client, in sufficient quantity to enable Patheon to manufacture the desired quantities of Product and to ship Product on the Delivery Date. If the Active Materials and/or Client-Supplied Components are not received [***] before the scheduled production date, Patheon may delay the shipment of Product by the same number of days as the delay in receipt of the Active Materials and/or Client-Supplied Components. But if Patheon is unable, despite using commercially reasonable efforts, to manufacture Product to meet this new shipment date due to prior third party production commitments, Patheon may

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delay the shipment until a later date as agreed to by the Parties. All shipments of Active Material will be accompanied by certificate(s) of analysis from the Active Material manufacturer and Client, confirming the identity and purity of the Active Materials and its compliance with the Active Material Specifications. For Active Materials or Client-Supplied Components which may be subject to import or export, Client agrees that its vendors and carriers will comply with applicable requirements of the U.S. Customs and Border Protection Service and the Customs Trade Partnership Against Terrorism. If any Active Materials or Client-Supplied Components are imported, then Client will pay any applicable customs duties or VAT and act as importer of record for such imported materials in compliance with the local Customs and VAT requirements applicable in the country of importation. On the date of shipment, the API or Client-Supplied Components will conform to their specifications that Client has given to Patheon and the API and Client-Supplied Components will be adequately contained, packaged, and labeled and will conform to the affirmations of fact on the container.

d.	Section 5.4 is hereby amended and restated to read in its entirety as follows:

i.	Delivery and Shipping.

Delivery of Products will be made [***] unless otherwise agreed in a Product Agreement. Subject to Section 8.3(a)(vi), risk of loss or damage and title to finished Products will [***]. Products will be transported in accordance with the Specifications.

e.	The following sentence shall be added to Section 5.5:

i.	Invoices submitted under this Agreement shall be issued in full compliance with the applicable local VAT legislation.

2.

General Provisions. Unless specifically modified or changed by the terms of the Amendment, all terms and conditions of the Agreement, the Product Agreement between the Parties, dated as of July 28, 2017 and as amended on January 1, 2019 (the “Product Agreement”) and that certain Quality Technical Agreement between Client and Patheon

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DocuSign Envelope ID: C89FAE6C-5046-412B-815C-FFA33E6FCEFE

Italia S.p.A., dated as of January 15, 2019 (as may be amended from time to time, the “Quality Agreement”) shall remain in full force and effect and shall apply fully as described and set forth in the Agreement, the Product Agreement, and the Quality Agreement respectively. In the event of any express conflict or inconsistency between the Amendment, on one hand, and the Agreement, the Product Agreement or the Quality Agreement on the other hand, the terms and conditions of the Amendment shall control. This Amendment, the Product Agreement, the Quality Agreement, and the Agreement constitute the entire understanding among the parties regarding subject matters contained therein and herein and supersede all prior negotiations, commitments, agreements and understandings among them on such subject matters. This Amendment may be executed in any number of counterparts, either by original or facsimile counterpart, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the [***], without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment as of the Effective Date.

PATHEON UK LIMITED

By:/s/ Mark Newton

Name:Mark Newton

Title:  Director GCS

Date: 10 July 2019

PARATEK PHARMACEUTICALS, INC.

By:/s/ Jason Burdette

Name:Jason Burdette

Title:  SVP, Technical Operations

Date: 8/8/2019

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